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Web.com, Inc.

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RBC Capital Markets North American Technology Conference August 8, 2007

Safe-Harbor Statement This presentation includes forward-looking statements, including those regarding the proposed acquisition of Web.com by Website Pros and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as "anticipate," "propose," "estimate," "believe" or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Website Pros' and Web.com's businesses, some of which are discussed in the companies' reports filed with the Securities and Exchange Commission (the "SEC") under the caption "Risks That Could Affect Future Results" or "Risk Factors" and elsewhere, including, without limitation, each of Website Pros' and Web.com's 10-Ks for the year ended December 31, 2006 and 10-Q's for the quarter ended March 31, 2007. Copies of Website Pros and Web.com's filings with the SEC can be obtained on their websites, or at the SEC's website at www.sec.gov. You can also obtain Website Pros report through its Web site at http://www.websitepros.com and Web.com's reports through its Web site at http://www.web.com . Any forward- looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, the operating results of Website Pros and Web.com could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Website Pros and Web.com undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this presentation. Reconciliations of financial metrics Adjusted net income from continuing operations is a non-GAAP financial measure and is defined as net income from continuing operations excluding interest income or expense, provision for income taxes, depreciation, amortization of intangibles, and stock-based compensation. A reconciliation of this non-GAAP measure to the GAAP measure, net income, can be found in our earnings release dated August 7, 2007. Subscriber Acquisition Cost "SAC" is calculated as the cost of media spent during the period divided by gross subscriber addition during the period. Average Revenue Per User "ARPU" is calculated using the GAAP revenue for the quarter reported divided by the average number of subscribers for the period. Churn is calculated as the number of subscribers cancelled during the period divided by the sum of the number of subscribers at the beginning of the period and the gross number of subscribers added during the period.

Presentation Overview Merger overview Benefits of the merger Growth opportunities for combined company Q2 Update from Website Pros Q2 Update from Web.com Next steps Q&A

Strategic Rationale for Merger An Investment in Growth and Scale • Creates a leader in the web services market - Over $122 million annualized revenue run rate* - Over 246,000 paid subscribers* • Combines comprehensive DIFM and DIY solutions • Creates significant cross-sell opportunities • Highly complementary sales channels Significant cost savings expected: $5.0 - $7.0 during CY2008 Extensive intellectual capital • Merger expected to be accretive in CY2008** *As of 6/30/07 ** non-GAAP diluted earnings per share basis

Highly Complementary Across Business and Services - Best in class DIFM web services - Best in class DIY web services - Subscription-based model - Subscription-based model - Lead generation services - Online / Affiliate marketing expertise - Search engine optimization tools - Industry-leading technology - Proven customer service - 21 patents, with several pending - Strong outbound telesales - Diversified inbound sales - Large brand-name partners - Large brand-name partners - Operational expertise - Significant cross-selling opportunities - 80,700 Subscribers* - 166,000 Subscribers* *as of June 30, 2007

Complete Web Services Provider for Customers & Partners

Partner Synergies

Deal Structure Subject to pro-ration, Web.com shareholders may elect to receive for each WWWW share: - 0.6875 shares of WSPI stock or - $6.5233 in cash Cash used for acquisition consideration shall equal $25 million Aggregate purchase price of approximately $129 million based on 6/26/07 WSPI closing price Approximately 9 million shares of WSPI

Website Pros Q2 2007 Financial Highlights

Website Pros Quarterly Revenue Growth 6/30/2004 9/30/2004 12/31/2004 3/31/2005 6/30/2005 9/30/2005 12/31/2005 3/31/2006 6/30/2006 9/30/2006 12/31/2006 3/31/2007 6/30/2007 Subscription 4.534 5.068 5.769 6.043 8.107 8.907 9.518 9.959 10.65 11.272 14.908 15.138 16.049 License 1.217 0.786 0.837 0.972 0.701 0.815 1.37 1.205 0.884 0.442 1.054 1.028 0.684 Professional Services 0.125 0.117 0.166 0.303 0.319 0.382 0.334 0.449 0.503 0.325 0.39 0.258 0.668 2004 2005 2006 2007

Website Pros Customer Churn 2004 Q2 2004 Q3 2004 Q4 2005 Q1 2005 Q2 2005 Q3 2005 Q4 2006 Q1 2006 Q2 2006 Q3 2006 Q4 2007 Q1 2007 Q2 Churn 6.2 6.7 6 6 6.4 5.7 5.9 5.2 5.3 5.7 5.4 5.3 4.8

Website Pros Non-GAAP Net Income 2003 2004 2005 2006 Non-GAAP Net Income -1.487 0.82 2.85 8.448 2006 2007 Non-GAAP Net Income 3.604 4.831 (millions) Annual 6 Months Ending June 30 (millions)

Web.com Efficient Organic Growth Engine Organic gross subscriber additions were up dramatically YoY as SAC decreased. Q2 '07 metrics

Web.com Q2 2007 Financial Highlights: Continued Revenue & Subscriber Growth

Web.com Q2 2007 Financial Highlights (in millions - or otherwise noted) Definitions and reconciliations of these metrics can be found on slide 2 * Includes $2.1 million in Website Pros merger related costs; Excluding the merger-related costs, adjusted net income from continuing operations for the quarter was positive $0.4 million. Q2 2007 Q1 2007 Q2 2006 Revenues $13.3 $13.0 $12.1 Adj Net Income - excl M&A Costs $(1.7)* $0.4 $(0.2) $(3.6) SUBS 166K 158K 148K Churn 2.9% 3.1% 2.3% ARPU $26.15 $26.57 $24.94 SAC $101 $117 $108

Combined Subscriber Growth

Customer Economics Combining the core offerings of Web.com with the high-ARPU products of Website Pros creates an opportunity to increase ARPU and reduce churn, driving total lifetime value for the new company. Web.com APRU: $26.15 Churn: 2.9% TLV: $900 Website Pros ARPU: $65 Churn: 4.8% TLV: $1350 New Company Opportunity Higher ARPU Lower Churn Increased TLV *as of June 30, 2007

Combined Growth Strategy • Become the provider of choice for SMB Internet and lead generation services through strong brand awareness and superior products and execution • Reach a broader range of SMB customers through complementary sales channels with full range of products and pricing options • Increase ARPU and retention through cross-selling lead generation and other services; churn reduction opportunities as alternative services are introduced • Provide greater partner opportunities through product offerings to accommodate DIY or DIFM requirements on a private-label, white-label, or co-branded basis • Continue to develop or acquire complementary services and technologies

Next Steps SEC approval process (S-4 filed on 7/31/07) Shareholder vote for each company Merger expected to close second half of 2007 Once closed, more specific information will be available

RBC Capital Markets North American Technology Conference August 8, 2007